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EXHIBIT 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56779, No. 333-81629, No. 333-93493, No. 333-34364, No. 333-40662), the Registration Statements on Form S-8 (No. 333-3694, No. 333-39105, No. 333-56781, No. 333-66067, No. 333-79675, No. 333-81635, No. 333-93497) and the Registration Statements on Form S-4 (No. 333-94537, No. 333-43634) of Yahoo! Inc of our report dated January 7, 2000, except as to the stock split described in Note 1 and Note 11, which are as of March 9, 2000 and the pooling of interests with eGroups, Inc, which is as of August 31, 2000, relating to the consolidated financial statements and the supplementary consolidated financial statements of Yahoo! Inc., which appear in this Current Report on Form 8-K dated September 1, 2000, as amended on September 22, 2000.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 22, 2000

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Consent of Independent Accountants